SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Bob Evans Farms, Inc.

(Name of Registrant as Specified In Its Charter)

Sandell Asset Management Corp.

Thomas E. Sandell

Castlerigg Master Investments Ltd.

Castlerigg International Limited

Castlerigg International Holdings Limited

Castlerigg Offshore Holdings, Ltd.

Castlerigg Merger Arbitrage and Equity Event Intermediate Fund, L.P.

Castlerigg Merger Arbitrage and Equity Event Fund, Ltd.

Castlerigg Merger Arbitrage and Equity Event Master Fund, Ltd.

Castlerigg Active Investment Fund, Ltd.

Castlerigg Active Investment Intermediate Fund, L.P.

Castlerigg Active Investment Master Fund, Ltd.

Pulteney Street Partners, L.P.

Douglas N. Benham

Charles M. Elson

David W. Head

C. Stephen Lynn

Annelise T. Osborne

Aron I. Schwartz

Michael Weinstein

Lee S. Wielansky

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISS AND GLASS LEWIS REcommend Bob evans Shareholders VOTE ON THE GOLD PROXY CARD TO ELECT SANDELL NOMINEES

The Two Leading Independent Proxy Voting Advisory Firms Expressly Recommend Bob Evans Shareholders DO NOT VOTE on the Company’s White Proxy Card

Company’s Poor Governance and Woeful Performance Cited by ISS and Glass Lewis as Rationale for Change

New York (August 15, 2014) – Sandell Asset Management Corporation (“Sandell”), one of the largest shareholders of Bob Evans Farms, Inc. (NASDAQ:BOBE) (“Bob Evans” or the “Company”), today reminded shareholders that to follow the recommendations from ISS and Glass Lewis, the world’s two leading independent proxy voting advisory firms, Bob Evans shareholders “DO NOT VOTE” on the Company’s white proxy card. ISS and Glass Lewis have both recommended that Bob Evans shareholders vote on the GOLD proxy card.

With the Bob Evans Annual Meeting on Wednesday, August 20, 2014 rapidly approaching, Sandell urges shareholders to remember that both ISS and Glass Lewis agree on the following facts:

•	Shareholders should vote GOLD – After conducting a thorough independent analysis, both proxy advisory firms concluded that fundamental change is needed on the Bob Evans Board, and as a result shareholders should not vote the Company’s white card:
o	ISS: “As the dissident has made a compelling case that change to the board is necessary to improve its oversight of operations, strategy, and asset and capital utilization, as well as its alignment with shareholders, votes on the GOLD dissident proxy card FOR dissident nominees Benham, Head, Osborne, and Elson are warranted.”
o	Glass Lewis: “In light of our review of the Company's shareholder returns and operating performance relative to peers, as well as certain of the Company's governance practices, we believe the Dissident has made a compelling case for change at the board… Accordingly, we recommend that shareholders use the GOLD proxy card to vote FOR Dissident nominees Benham, Elson, Head, Lynn, Weinstein and Wielansky.”
•	The governance concerns at Bob Evans cannot be ignored – ISS and Glass Lewis both concluded that the Company’s track record of poor and unacceptable governance supports the need for change:
o	ISS: “The dissident has made a compelling case – based on the board’s lack of responsiveness to long-term trends in operating weakness and underperformance… and worrisome signals of a malleable sense of good corporate governance within the boardroom itself – that change at the board level is necessary.”
o	Glass Lewis: “In our opinion, the current board has overseen a period in which Bob Evans has veered from its core identity, leading to deteriorating operating results, which the incumbents have been unable to improve, despite the success of its competitors in doing so. Governance issues and an unwillingness to take significant steps to unlock substantial shareholder value have combined with the operating weakness to result in less-than-optimal returns for shareholders, which have lagged the returns of the Company's closest peers over most relevant periods.”

•	The Company has underperformed at the expense of shareholders – The numbers do not lie, and Bob Evans’ chronic underperformance was recognized by both ISS and Glass Lewis as a malady that is unlikely to be addressed without significant change at the Board:
o	ISS: “The company’s TSR (total shareholder return) performance versus peers and a relevant sector index, which was not significantly worrisome through last year, has since taken a sharp turn for the worse, strongly suggesting the market perceives the company's issues run much deeper than simply a spot of bad winter weather. In particular, this seems to reflect the emerging evidence of operating challenges that have continued even as the winter turned to spring, and the unavoidable reality that the company, despite rosy projections for the current fiscal year, has repeatedly failed over a sustained period to meet even the earnings projections of equity analysts.”
o	“The company's TSR has declined precipitously. Extending the same TSR analysis forward to August 4, 2014, the company's cumulative underperformance of both benchmarks (the restaurant index and the median of its peers) has completely erased gains it took years to accumulate…Extending the 5-year TSR analysis to the same August 4, 2014 date, the company's underperformance of the two benchmarks has slipped to 80.5 and 81.3 ppts, respectively.”
o	Glass Lewis: “We believe sufficient evidence exists to conclude that, in fact, Bob Evans' TSR has underperformed relative to its closest peers – whether defined by the Dissident or the Company – during most relevant periods while the Company has been under the stewardship of the current leadership team.”
o	“Over the last five years, Bob Evans' TSR of 87%, while positive, significantly trailed the total returns of 278% for Cracker Barrel, 161% for the family and casual dining peers, 190% for the proxy peers and 120% for the Russell 3000 Index.”

For additional information, please visit www.RefreshBobEvans.com.

If any shareholders have questions or need assistance in voting the GOLD proxy card, please call MacKenzie Partners, Inc. at (800) 322-2885.

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About Sandell Asset Management Corp.
Sandell Asset Management Corp. is a leading private, alternative asset management firm specializing in global corporate event-driven, multi-strategy investing with a strong focus on equity special situations and credit opportunities. Sandell Asset Management Corp. was founded in 1998 by Thomas E. Sandell and has offices in New York and London, including a global staff of investment professionals, traders and infrastructure specialists.

Contact:

Sandell Asset Management Corp.

Adam Hoffman, 212-603-5814

MacKenzie Partners, Inc.

Dan Burch or Larry Dennedy, 212-929-5500

Sloane & Company

Elliot Sloane, 212-446-1860 or Dan Zacchei, 212-446-1882

SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT FUND, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT INTERMEDIATE FUND, L.P., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT MASTER FUND, LTD., CASTLERIGG ACTIVE INVESTMENT FUND, LTD., CASTLERIGG ACTIVE INVESTMENT INTERMEDIATE FUND, L.P., CASTLERIGG ACTIVE INVESTMENT MASTER FUND, LTD., PULTENEY STREET PARTNERS, L.P. AND THOMAS E. SANDELL (COLLECTIVELY, "SANDELL") AND DOUGLAS N. BENHAM, CHARLES M. ELSON, DAVID W. HEAD, C. STEPHEN LYNN, ANNELISE T. OSBORNE, ARON I. SCHWARTZ, MICHAEL WEINSTEIN AND LEE S. WIELANSKY (TOGETHER WITH SANDELL, THE "PARTICIPANTS") HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF BOB EVANS FARMS, INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY’S 2014 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY SANDELL, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS.  THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MACKENZIE PARTNERS, INC., SANDELL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (800) 322-2885.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY SANDELL ASSET MANAGEMENT CORP. WITH THE SEC ON JULY 15, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.